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                                  EXHIBIT 11.1

                     COMPUTATION OF BASIC EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            Three Months Ended
                                                               December 31,
                                                          ----------------------
                                                            1998           1997
                                                            ----           ----
Shares:

Weighted average number of common shares
  outstanding                                               16,519        15,994
                                                          ========      ========

Net income                                                $  4,923      $  3,656
                                                          ========      ========

Basic earnings per share                                  $   0.29      $   0.23
                                                          ========      ========